UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2007

YELLOWCAKE MINING INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137539

(Commission File Number)

83-0463005

(IRS Employer Identification No.)

Suite 200 – 8275 South Eastern Avenue, Las Vegas, Nevada USA 90123

(Address of principal executive offices and Zip Code)

702-990-8489

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 14, 2007, we entered into an Option and Joint Venture Agreement with Strathmore Minerals Corp. Under the terms of the agreement we have received an exclusive option to acquire an undivided 80% interest in the unpatented mining claims and mining leases collectively known as the Juniper Ridge Project, situated in Carbon County, Wyoming. In consideration of the option, we have issued 9,000,000 of our common shares to Strathmore, will pay Strathmore $500,000 over 4 years and expend $8,000,000 in property exploration and development over 5 years.

Item 3.02	Unregistered Sales of Equity Securities

On March 14, 2007 we issued 9,000,000 common shares to Strathmore Minerals Corp. to earn an 80% interest in the Juniper Ridge Project under the Option and Joint Venture Agreement described above.

CW1111427.1

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Exhibit 9.01 Financial Statements and Exhibits.

10.1         Option and Joint Venture Agreement dated March 14, 2007 between our company and Strathmore Minerals Corp.

99.1	News Release issued March 14, 2007

CW1111427.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWCAKE MINING INC.

/s/ William Tafuri

William Tafuri

Director

Date:	March 16, 2007

CW1111427.1